Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen New Jersey Premium Income Municipal Fund, Inc.
811-7118


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to vote to approve an agreement and plan of reorganization, to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members. The meeting was subsequently adjourned to August 15, 2014.


The results of the shareholder votes are as follows:

<c> Common and Preferred shares voting
together as a class
<c>  Preferred
Shares
To approve an Agreement and Plan of
Reorganization



   For
     6,116,158
               546
   Against
        376,704
                  -
   Abstain
        210,591
                  -
   Broker Non-Votes
     1,514,961
                  -
      Total
     8,218,414
               546






To approve a new investment
management agreement



   For
     5,840,580
                  -
   Against
        323,004
                  -
   Abstain
        215,599
                  -
   Broker Non-Votes
     1,628,741
                  -
      Total
     8,007,924
                  -



To approve a new sub-advisory
agreement



   For
     5,817,967
                  -
   Against
        329,137
                  -
   Abstain
        232,079
                  -
   Broker Non-Votes
     1,628,741
                  -
      Total
     8,007,924
                  -




Proxy materials are herein
incorporated by reference
to the SEC filing under
Conformed Submission Type
DEF 14A, accession number
0001193125-14-244139, on
June 23, 2014.